EXHIBIT 99.1

December 2024 Director Election Report

December 12, 2024

Dear Stockholder:

We are pleased to announce as follows:

First, Mr. Steven M. Klein, Chair, President and Chief Executive Officer (“CEO”), Northfield Bank, Staten Island, NY, and Mr. Stephen S. Romaine, Chair and CEO, Tompkins Community Bank, Ithaca, NY, were both re-elected by the FHLBNY’s eligible New York members to serve as Member Directors on the FHLBNY’s Board of Directors representing FHLBNY members in New York for four-year terms each commencing on January 1, 2025 and ending on December 31, 2028.

With regard to this election that held to fill the two open Member Directorships representing New York members, 220 FHLBNY members in New York were eligible to vote. Of this number, 97 members voted, representing 44.09% of total eligible voting participants. The total number of eligible votes that could be cast for each of the two open New York Member Directorships was 10,891,394. Mr. Klein received 3,567,363 votes and Mr. Romaine received 2,973,622 votes.

In addition, also on the New York Member Director ballot were candidates Mr. Craig E. Gifford, Senior Executive Vice President and Chief Financial Officer, Flagstar Bank, Hicksville, NY; Mr. Brad C. Calhoun, President and CEO, Teachers Federal Credit Union, Hauppauge, NY; Ms. Kathleen Romagnano, President, CEO and Director, M.Y. Safra Bank, F.S.B, New York, NY; Ms. Janine S. Daughtry, Director, Hudson Valley Credit Union, Poughkeepsie, NY; Mr. Craig Booth, President and CEO, Island Federal Credit Union, Hauppauge, NY; and Ms. Michele Dean, President and Chief Executive Officer, Suffolk Federal Credit Union, Medford, New York; they received 923,575, 839,423, 751,569, 621,852, 316,798, and 296,792 votes, respectively.

Next, eligible members from throughout the FHLBNY’s membership district (New Jersey, New York, Puerto Rico and the U.S. Virgin Islands) re-elected Mr. Charles E. Kilbourne, III, Managing Director, Financial Services Volunteer Corps, New York, NY, and elected Ms. Ghillaine A. Reid, Partner, Troutman Pepper Hamilton Sanders LLP, New York, NY, to serve as Independent Directors on the Board for terms of four years each commencing on January 1, 2025 and ending on December 31, 2028. Mr. Kilbourne will continue to serve as a Public Interest Independent Director and Ms. Reid will serve as an Independent Director.

FEDERAL HOME LOAN BANK OF NEW YORK • 101 PARK AVENUE • NEW YORK, NY 10178 • T: 212.681.6000 • WWW.FHLBNY.COM

With regard to this election held to fill the two open Independent Director seats, 325 FHLBNY members were eligible to vote. Of this number, 116 members voted, representing 35.69% of total eligible voting participants. The total number of eligible votes that could be cast for each of the two open Independent Directorships was 14,150,641. To be elected as an Independent Director, each candidate needed to receive at least 20 percent of the total number of eligible votes (i.e., 2,830,128 votes) and this threshold was passed by both candidates:

•	Ms. Reid received 6,490,002 votes, representing 45.86% of the total number of eligible votes.

•	Mr. Kilbourne received 6,373,703 votes, representing 45.04% of the total number of eligible votes.

The FHLBNY previously reported on August 20, 2024 that Mr. Thomas J. Kemly, President, CEO and Director, Columbia Bank, Fair Lawn, New Jersey, had been deemed re-elected by FHLBNY New Jersey members to serve as a Member Director representing New Jersey members on the Board for a term commencing on January 1, 2025 and ending on December 31, 2028. Mr. Kemly was the only candidate nominated for the one open New Jersey Member Director seat; he accepted his nomination, and, in accordance with applicable regulations, was deemed elected.

Biographical information provided by all of the Directors elected in 2024 to serve on the Board with terms commencing on January 1, 2025 is included below for your information.

Thank you for participating in this year's director election process, which was our sixth electronic election. Your contribution helps ensure sound and diverse representation on our Board of Directors for the mutual benefit of the FHLBNY and all the stockholders the FHLBNY serves.

Sincerely,

/s/

José R. González

President and Chief Executive Officer

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BIOGRAPHICAL INFORMATION REGARDING FEDERAL HOME LOAN BANK OF NEW YORK DIRECTORS WHOSE TERMS WILL COMMENCE ON

JANUARY 1, 2025

Thomas J. Kemly was appointed President and Chief Executive Officer of FHLBNY member Columbia Bank, effective December 31, 2011. Prior to his appointment, he held various positions at the bank including Controller, Senior Vice President, Chief Financial Officer, Senior Executive Vice President, Chief Administrative Officer and Senior Executive Vice President, Chief Operating Officer. Mr. Kemly joined Columbia Bank’s Board of Directors in 2006 and the Columbia Bank Foundation’s (“Foundation”) Board of Directors upon inception in 2004; he was named Chairman of the Foundation in 2012. Mr. Kemly has also served since 2006 as a director, and since 2012 as the president, of Columbia Financial, Inc., Columbia Bank’s mid-tier stock holding company. Columbia Financial, Inc. is in turn a majority-owned subsidiary of Columbia Bank MHC; Mr. Kemly has served as a director of this entity since 2006. Mr. Kemly was also named to the Board of FHLBNY member Freehold Bank in 2021. With over 40 years of experience, Mr. Kemly has served as an active member of the banking industry. He has held several leadership positions including Chairman and Board Member of the New Jersey Bankers Association, President of Northern New Jersey Community Bankers, Board Member for the Commerce and Industry Association of New Jersey, Board Member of the Bankers Cooperative Group, Board Member of the New Jersey Bankers Charitable Foundation, President of the Financial Managers Society for the New York and New Jersey Chapter, and was a member of the OCC Mutual Savings Association Advisory Committee. As an active member of the local community, Mr. Kemly has expanded Columbia Bank’s volunteering initiative “Team Columbia”, which encourages employees to volunteer their time and give back to those in need. In conjunction with Columbia Bank’s IPO in 2018, he grew the Columbia Bank Foundation to one of the largest private giving Foundations in the state of New Jersey. Mr. Kemly has been formally recognized for his continued support by organizations including New Bridge Services, the Boys and Girls Club of Paterson, and the Passaic Community College Foundation. He previously served on the Board of Directors for New Bridge Services. Mr. Kemly holds Bachelor’s degrees in Business Administration and Psychology from Trenton State College and an MBA in Finance from Fordham University.

Charles E. Kilbourne, III is a Managing Director of the Financial Services Volunteer Corps (FSVC), a not-for-profit, private-public partnership that helps to build sound financial systems in transition and emerging market countries. As a member of FSVC’s executive management team, he has extensive experience working to strengthen central banking capabilities, and to develop commercial banking systems and securities markets. Mr. Kilbourne is an officer of FSVC serving as Secretary of the Corporation. Mr. Kilbourne previously served in various positions in New York State Government focused on affordable housing and urban policy, and later as Vice President of the Financial Services Forum, a public-policy organization composed of CEOs from the largest, most diversified financial services institutions based in the United States. Mr. Kilbourne is a Trustee of the Wright Family Foundation in Schenectady, New York, and serves on the Board of Directors of the Boys and Girls Clubs of Schenectady. He is the President of the Board of Directors of Better Community Neighborhoods, Inc. based in Schenectady. He is a member of the Council on Foreign Relations. Mr. Kilbourne holds a Bachelor’s degree in Political Science from Tufts University, and a Master’s degree in International Affairs from Georgetown University.

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Steven M. Klein serves as Chairman (since 2021), President (since 2013) and Chief Executive Officer (since 2017) of FHLBNY member Northfield Bank (Northfield), whose home office is in Staten Island, New York. Mr. Klein is responsible for leading strategic planning and execution related to lending, deposit gathering, technology deployment, risk management, customer and employee experience, and branding. He is a member of the New York Bankers Association, a member of the ABA Government Relations Council, and previous committee member of the ABA Community Bankers Council. Mr. Klein also is a board member of the New Jersey Bankers Association and immediate past Chair. He is a Trustee of the Northfield Bank Foundation, whose mission is to promote charitable purposes within the communities Northfield operates, focusing its efforts on projects to support education, health and human services, youth programs, and affordable housing. Mr. Klein also serves as a Director and Executive Committee member of the Staten Island Economic Development Corporation, a Director of the Brooklyn Chamber of Commerce, and a Trustee, Executive Committee Member and Finance Chair of the Richmond University Medical Center. He is a Certified Public Accountant, and a member of the AICPA. Mr. Klein earned a Bachelor of Science degree in Business Administration from Montclair State University.

Ghillaine A. Reid has, since 2019, been a partner in Troutman Pepper’s White Collar Group and, within that group, she co-chairs the law firm’s Securities Regulatory, Litigation & Investigations team. She focuses her practice on government and securities regulatory investigations, financial services litigation, commercial litigation, and corporate compliance. Drawing on her experience in government service and private practice, Ms. Reid regularly represents corporations and individuals in investigations conducted by the Securities & Exchange Commission, the Department of Justice, the Financial Industry Regulatory Authority, and other government and regulatory agencies. Ms. Reid has successfully defended several high-profile SEC investigations and enforcement proceedings involving a wide range of significant issues, including insider trading, accounting fraud, market manipulation, and broker-dealer sales practice violations. Prior to entering private practice, Ms. Reid was a branch chief and staff attorney in the New York Regional office of the Securities & Exchange Commission’s Division of Enforcement, where she investigated and litigated a wide range of securities enforcement matters. Ms. Reid also represents clients in complex financial services and commercial litigation matters, in both federal and state courts. She has achieved favorable outcomes in cases involving fraud, breach of contract, breach of fiduciary duty, misrepresentation, and tortious interference. She has also successfully defended clients in large scale arbitration proceedings, both through the Financial Industry Regulatory Authority and the American Arbitration Association. She received her B.A. (in 1992) and J.D. (in 1995) degrees from Boston University.

Stephen S. Romaine currently serves as Chair and Chief Executive Officer of FHLBNY member Tompkins Community Bank (“TCB”) and has served as Director, President and Chief Executive Officer of TCB’s holding company, Tompkins Financial Corporation (“TFC”), since January 2007. TCB retained the charter of member Tompkins Trust Company (“TTC”) and consolidated former members Tompkins Mahopac Bank (“TMB”) and Tompkins Bank of Castile (“TBOC”) in January 2022, each of what was wholly owned by TFC. At that time, he assumed the role of Chief Executive Officer of TCB and remained a Director, later becoming Chair of TCB in April 2024. He also served as a Director of TMB from January 2003 and TTC and TBOC from January 2007, until their consolidation. He also chaired TTC from May 2014 until December 2021. Mr. Romaine currently serves on the Board of the New York Bankers Association, and served as its Chairman from March 2016 through March 2017. His current civic involvement includes service as a member of the Board of Directors of the Legacy Foundation of Tompkins County, with recent involvement on the boards of local Ithaca, NY educational and historical institutions.

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